CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (file no. 333-174897) for Sigma Labs, Inc., of our report dated April 16, 2012, relating to the December 31, 2011 financial statements of Sumner & Lawrence Limited and of our report dated April 16, 2012, relating to the December 31, 2011 financial statements of La Mancha Company included in this amendment No. 1 to the current report (Form 8-K/A) of Sigma Labs, Inc. as filed on April 16, 2012

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

April 16, 2012